Exhibit 10.1

March 14, 2007

OSI Restaurant Partners, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, Florida 33607
Attention: Dirk A. Montgomery

Re:
Credit Agreement dated as of October 12, 2006 between OSI Restaurant Partners, Inc. and Wachovia Bank, National Association (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given in the Credit Agreement.

Ladies and Gentlemen:

This letter confirms the agreement of Wachovia Bank, National Association to amend and restate the definition of “Termination Date” contained in Section 1.01 of the Credit Agreement as follows: “Termination Date” means May 30, 2007.

Nothing contained herein shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as set forth above, nor affect or impair any rights, powers or remedies under the Credit Agreement. The Borrower and Guarantors shall pay all expenses of the Bank including reasonable fees and disbursements of special counsel for the Bank in connection with the preparation of this letter.

                     Very truly yours,

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                        By: /s/ Lynn E. Culbreath______________ (SEAL)
                                        Lynn E. Culbreath, Senior Vice President

WCSR 3564460v2